UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 17, 2016

BREKFORD CORP.
(Exact name of registrant as specified in charter)

Delaware	000-52719	20-4086662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey RoadHanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 557-0200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                       Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Brekford Corp (the “Company”) held on June 17, 2016, the stockholders voted on the following proposal and cast their votes as described below.
Proposal 1 – Election of Directors

The following five (5) individuals were elected to serve as directors of the Company until the 2017 annual meeting of stockholders or their successors are elected and qualified:

	For	Against	Abstain	Broker Non-Votes
C.B. Brechin	23,339,870	-	-	-
Scott Rutherford	23,339,870	-	-	-
Steve Ellis	23,339,870	-	-	-
Robert West	23,339,870	-	-	-
Ed Parker	23,339,870	-	-	-

The item considered at the Annual Meeting is described in further detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2016.  No item other than the item addressed above and described in the Definitive Proxy Statement was submitted at the Annual Meeting for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORPORATION

Date: June 22, 2016	By:	/s/ C.B. Brechin
C.B. Brechin
Chieff Executive Officer and
Chief Financial Officer